EXHIBIT 5.1

Tallahassee Office	IGLER & DOUGHERTY, P.A.	Tampa Office

ATTORNEYS AT LAW
1501 Park Avenue East Tallahassee, Florida 32301 (850) 878-2411 - Telephone (850) 878-1230 - Facsimile e-mail: idhlaw@nettally.com	REPLY TO: TALLAHASSEE OFFICE	Franklin Exchange Building 633 North Franklin Street, Suite 601 Tampa, Florida 33602 (813) 307-0510 - Telephone (813) 307-0415 - Facsimile

February 5, 2004

Board of Directors

Bancshares of Florida, Inc.

1185 Immokalee Road

Naples, Florida 34110

RE:	Registration Statement on Form S-8 for 400,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for Bancshares of Florida, Inc. (“Banchsares”) in connection with the proposed offering of the shares of its $.01 par value common stock covered by the above-described registration statement.

In connection therewith, we have examined the following:

•	The Articles of Incorporation of Bancshares, as filed with the Secretary of State of the State of Florida;

•	The Bylaws of Bancshares;

•	1999 Stock Option Plan; and

•	The registration statement, including all exhibits thereto.

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

•	Bancshares has been duly incorporated and is validly existing under the laws of the State of Florida.

•	The 400,000 shares of $.01 par value common stock covered by the registration statement have been legally authorized and when issued in accordance with the terms described in said registration statement, will be validly issued, fully paid and non-assessable.

Board of Directors

Bancshares of Florida, Inc.

February 5, 2004

We consent to the filing of this opinion as an exhibit to the aforementioned registration statement on Form S-8 and to any amendments thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

IGLER & DOUGHERTY, P.A

/s/ Igler & Dougherty, P.A.